As filed with the Securities and Exchange Commission on March 7, 2011.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Cliffs Natural Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1464672
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)
200 Public Square
Suite 3300
Cleveland, Ohio 44114-2315
(Address of Principal Executive Offices) (Zip Code)
Amended and Restated Cliffs
2007 Incentive Equity Plan, as amended
(Full Title of the Plan)
P. Kelly Tompkins
Executive Vice President — Legal, Government Affairs and Sustainability
and Chief Legal Officer
Cliffs Natural Resources Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114-2315
(216) 694-5700
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to be Registered	Registered(1)(2)	Offering Price Per Share (3)	Aggregate Offering Price (3)	Registration Fee
Common Shares, par value $0.125	9,000,000	$96.185	$865,665,000	$100,504

(1)	Represents the maximum number of common shares, par value $0.125 per share (“Common Shares”), of Cliffs Natural Resources Inc. (the “Registrant”) issuable pursuant to the Amended and Restated Cliffs 2007 Incentive Equity Plan, as amended (the “Plan”) being registered hereon.

(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Common Shares on the New York Stock Exchange on March 1, 2011, within five business days prior to filing.

EXPLANATORY NOTE
     The contents of the registration statement on Form S-8 (Registration No. 333-165021), as filed with the Securities and Exchange Commission (the “Commission”) on February 22, 2010 to register Common Shares to be issued under the Plan, are hereby incorporated by reference in this Registration Statement. This Registration Statement on Form S-8 is filed for the purpose of registering an additional 9,000,000 Common Shares under the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 8. Exhibits.

Exhibit Number	Description

4.1	Second Amended Articles of Incorporation of Cliffs Natural Resources Inc. as filed with the Secretary of State of the State of Ohio on July 13, 2010 (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Current Report on Form 8-K (Commission No. 001-08944) filed with the Commission on July 15, 2010)

4.2	Regulations of Cleveland-Cliffs Inc (incorporated herein by reference to Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-08944) filed with the Commission on February 2, 2001)

4.3	Amended and Restated Cliffs 2007 Incentive Equity Plan (incorporated herein by reference to Exhibit 10(a) to the Registrant’s Current Report on Form 8-K (Commission No. 001-08944) filed with the Commission on May 14, 2010)

4.4	First Amendment to Amended and Restated Cliffs 2007 Incentive Equity Plan (incorporated herein by reference to Exhibit 10(rr) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-08944) filed with the Commission on February 17, 2011)

4.5	Form of Common Share Certificate (incorporated herein by reference to Exhibit 4(i) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-08944) filed with the Commission on February 17, 2011)

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm — Deloitte & Touche LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on this 7th day of March, 2011.

CLIFFS NATURAL RESOURCES INC.
By:	/s/ Terrance M. Paradie
Terrance M. Paradie,
Senior Vice President, Corporate Controller and Chief Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

* Joseph A. Carrabba	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	March 7, 2011

* Laurie Brlas	Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)	March 7, 2011

/s/ Terrance M. Paradie Terrance M. Paradie	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	March 7, 2011

* Ronald C. Cambre	Director	March 7, 2011

* Susan M. Cunningham	Director	March 7, 2011

* Barry J. Eldridge	Director	March 7, 2011

Andrés R. Gluski	Director

* Susan M. Green	Director	March 7, 2011

* Janice K. Henry	Director	March 7, 2011

Signatures	Title	Date

* James F. Kirsch	Director	March 7, 2011

* Francis R. McAllister	Director	March 7, 2011

* Roger Phillips	Director	March 7, 2011

* Richard K. Riederer	Director	March 7, 2011

Richard A. Ross	Director

* Alan Schwartz	Director	March 7, 2011

*	The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-8 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the Registrant and filed herewith as Exhibit 24.1 on behalf of the Registrant.

By:	/s/ Terrance M. Paradie
Terrance M. Paradie, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended Articles of Incorporation of Cliffs Natural Resources Inc. as filed with the Secretary of State of the State of Ohio on July 13, 2010 (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Current Report on Form 8-K (Commission No. 001-08944) filed with the Commission on July 15, 2010)

4.2	Regulations of Cleveland-Cliffs Inc (incorporated herein by reference to Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-08944) filed with the Commission on February 2, 2001)

4.3	Amended and Restated Cliffs 2007 Incentive Equity Plan (incorporated herein by reference to Exhibit 10(a) to the Registrant’s Current Report on Form 8-K (Commission No. 001-08944) filed with the Commission on May 14, 2010)

4.4	First Amendment to Amended and Restated Cliffs 2007 Incentive Equity Plan (incorporated herein by reference to Exhibit 10(rr) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-08944) filed with the Commission on February 17, 2011)

4.5	Form of Common Share Certificate (incorporated herein by reference to Exhibit 4(i) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-08944) filed with the Commission on February 17, 2011)

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm — Deloitte & Touche LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney